PRESS VENTURES, INC.

MANAGEMENT CONSULTING AGREEMENT

This Management Consulting Agreement (this “ Agreement ”), dated as of August 13, 2013 (the “ Effective Date ”), by and between Press Ventures, Inc., a Nevada corporation (the “ Company ”), and EDWARD DENKIEWICZ (the “ Consultant ”).

WHEREAS, the Company desires to engage Consultant to provide certain consulting services to the Company on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Consultant hereby agree as follows:

1.

Services.

1.1

Duties .  The Consultant shall serve as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company and shall perform the customary duties and responsibilities implied by such position including, without limitation, being responsible for the general management of the affairs of the Company. In such capacities the Consultant shall report directly to the Board of Directors of the Company (the “Board”) . These positions, duties, and responsibilities can be modified as reasonably required to suit the specific requirements and needs of the Company .

1.2   Performance of Duties . The Consultant will at all times perform all of the duties and obligations required of the Consultant by the terms of this Agreement in a loyal and conscientious manner and to the best of the Consultant’s ability and experience. Consultant agrees to comply in all material respects with (i) the policies and directives of the Company (including the Company’s code of ethics and insider trading policy), and (ii) with all applicable laws and regulations of the countries in which the Company operates , all as in effect from time to time.

1.3   Travel . Consultant will undertake appropriate business travel as reasonably required by the Company.

2.

Term .  This is an at-will agreement. This Agreement will commence on the Effective Date and will continue until terminated by either party for any reason whatsoever (the “ Term ”).

3.

Compensation .

3.1

  Monthly Compensation . The Company agrees to pay the Consultant, and Consultant agrees to accept, monthly compensation (the “ Monthly Compensation ”), in accordance with the Company’s normal payroll procedures, at the rate of $2,000 USD per month, subject to required withholding of applicable taxes, if any.

3.2.

Signing Bonus . Upon the execution of this Agreement, the Consultant will receive a one-time signing bonus of $5,000 USD.

4.

Expenses . The Company will pay or reimburse Consultant for all necessary out-of-pocket transportation, hotel, and other expenses reasonably incurred by Consultant in the conduct of the business of the Company upon submission of such itemized vouchers, receipts or other documentation with respect to any such expenses as shall be reasonably requested by the Company, and, in any event, in accordance with the guidelines of the Company, if any, published from time to time.

5.

Proprietary Information; Confidentiality.

5.1

Confidential Information.   Consultant, during the course of his duties, will be handling business, financial, accounting, statistical, marketing and personnel information of the Company and/or its customers or other third-parties.  All such information is confidential and shall not be disclosed, directly or indirectly, or used by Consultant in any way, either during the term of this Agreement or at any time thereafter except as required in the course of Consultant ’s services to the Company.  Consultant agrees not to disclose to any others, or take or use for Consultant’s own purposes or purposes of any others, during the term of this Agreement, any of the Company’s Confidential Information (as defined below). Consultant agrees that these restrictions shall also apply to (1) Confidential Information belonging to third parties in the Company’s possession, and (2) Confidential Information conceived, originated, discovered or developed by Consultant during the term of this Agreement. “Confidential Information” means any Company proprietary information, trade secrets or know-how (of any kind, type or nature, whether written, stored on magnetic or other media, or oral), including, but not limited to, research and development, pricing, plans, services, customer and vendor lists, computer programs, marketing, finances or other business information that has been compiled, prepared, devised, developed, designed, discovered, or otherwise learned by Consultant during the course of providing services under this Agreement and/or disclosed to Consultant by the Company, either directly or indirectly, in writing, orally, or by observation of any business conduct.  Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of Consultant.  Consultant further agrees not to use improperly or disclose or bring onto the premises of the Company any trade secrets of another person or entity during the term of this Agreement.

5.2

Return of Property.  Consultant agrees that upon termination of Consultant’s services to the Company, Consultant will deliver to the Company all devices, records, data, disks, computer files, notes, reports, proposals, lists, correspondence, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Consultant pursuant to the services provided to the Company or otherwise belonging to the Company, its successors or assigns.

5.3

Other Agreements.  Consultant represents that the performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to the commencement of services to the Company. Consultant has not and shall not: (i) disclose or use in the course of this Agreement, any proprietary or trade-secret information belonging to another; or (ii) enter into any oral or written agreement in conflict with this Agreement.

6.

Unfair Competition; Non-Solicitation .

6.1

Unfair Competition.  During the term of this Agreement, Consultant has a duty of loyalty and a fiduciary duty to the Company. Consultant shall not, directly or indirectly, whether as a partner, employee, creditor, stockholder, or otherwise, promote, participate, or engage in any activity or other business which is directly competitive to the current operations of the Company or the currently contemplated future operations of the Company.  The obligation of Consultant not to compete with the Company shall not prohibit Consultant from owning or purchasing more than a five percent (5%) beneficial interest in any securities that are regularly traded on a recognized stock exchange or on the over-the-counter market subject to relevant federal and state securities laws.  To the fullest extent permitted by law, upon the termination of Consultant’s services to the Company for any reason, Consultant shall not use any of the Company’s confidential, proprietary or trade secrets information to directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or any other individual or representative capacity, engage or participate in any business, wherever located, that is in direct competition with the business of the Company. Should any portion of this Section be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Consultant hereunder, and only in such event, then the Consultant and the Company consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

6.2

Non-Solicitation of Customers.   While providing services to the Company, Consultant shall not divert or attempt to divert (by solicitation or other means), whether directly or indirectly, the Company’s customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company.  Also, to the fullest extent permissible under applicable law, following termination of Consultant’s services to the Company for any reason, Consultant agrees not use any of the Company’s confidential, proprietary or trade secrets information to directly or indirectly divert or attempt to divert (by solicitation or other means) the Company’s customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company.

7.

Trade Secrets. Consultant shall not disclose to any others, or take or use for Consultant’s own purposes or purposes of any others, during the Term or at any time thereafter, any of the Company’s trade secrets, including without limitation, Confidential Information, customer and vendor lists, computer programs, applications or software or intellectual property of the Company.  Consultant agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in Company’s possession and (ii) trade secrets conceived, originated, discovered or developed by Consultant during the Term of this Agreement relating to the affairs of the Company .

8.

Inventions; Ownership Rights. Consultant agrees that all ideas, techniques, inventions, systems, formulas, designs, discoveries, technical information, programs, prototypes and similar developments (“Inventions”) developed, created, discovered, made, written or obtained by Consultant in the course of or as a result of performance of his duties hereunder, and all related industrial property, trademarks, service marks, copyrights, patent rights, moral rights, trade secrets and other forms of protection thereof, shall be and remain the sole property of the Company and its assigns.  Consultant shall promptly disclose to Company, or any persons designated by it, all Inventions, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, during the Term which are related to or useful in the business of the Company, or result from tasks assigned to Consultant by the Company, or result from use of premises owned, leased or contracted by the Company.  Consultant agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be reasonably requested by the Company to enable the Company to protect its rights to any such Inventions.  If the Company requires Consultant’s assistance in executing or causing to be executed such assignments and applications, registrations and other documents under this Section  (all of which shall be prepared at the expense of the Company) after termination of this Agreement, Consultant shall do so at mutually convenient times and places and be compensated for his time actually spent in providing such assistance at a reasonable hourly rate as agreed upon by the parties and be reimbursed for any necessary expenses, including reasonable attorney’s fees, reasonably incurred in doing so. In the event that the Company is unable for any reason whatsoever to secure Consultant’s signature to any lawful and necessary document required to apply for or execute any such documents with respect to Inventions (including renewals, extension, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Consultant’s agents and attorneys-in-fact to act for and in his behalf and instead of him, to execute and file any such application and document and to do all other lawfully permitted acts with respect thereto with the same legal force and effect as if executed by Consultant.  As a matter of record Consultant has identified beneath his signature hereto a complete list of all inventions or improvements relevant to his services to the Company which have been made or conceived or first reduced to practice by him alone or jointly with others prior to the commencement of his services to the Company (“Prior Inventions”) which Consultant desires to remove from the operation of this Agreement; and Consultant covenants that such list is complete.  Consultant agrees and acknowledges that in further consideration of this Agreement, in the absence of such list of Prior Inventions, all Prior Inventions shall be the sole and exclusive property of the Company and Consultant agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be reasonably requested by the Company to enable the Company to protect its rights to any such Prior Inventions.

9.

  Miscellaneous .

9.1

Assignment . It is hereby agreed that Consultant’s rights and obligations under this Agreement are personal and may not be delegated or assigned. No assignment by the Company shall be effective unless the assignee expressly agrees in writing to become bound by the terms and conditions hereof.

9.2

Binding Effect . The obligations of this Agreement shall be binding upon, and the benefits of this Agreement shall inure to, the parties hereto, their legal representatives, administrators, executors, heirs, legatees, distributees, successors and permitted assigns, and upon transferees by operation of law, whether or not any such person or entity shall have signed this Agreement.

9.3

Notices . Any notice permitted, required or given hereunder shall be in writing and shall be delivered (i) personally, (ii) by any prepaid overnight courier delivery service then in general use, (iii) mailed, by registered or certified mail, return receipt requested, or (iv) transmitted by fax and then confirmed within three business days by any other method set forth above, to the addresses designated on the first page hereof or at such other address as may be designated by notice duly given hereunder.  A notice provided in the manner required herein shall be deemed given: (i) if delivered personally, upon delivery; (ii) if sent by overnight courier, on the first business day after it is sent; (iii) if mailed, three business days after mailing; and (iv) if sent by fax, upon actual receipt of the fax or confirmation thereof (whichever is first).

9.4

Further Assurances . Each of the parties agrees to execute, acknowledge, deliver, file, record and publish such certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or which either party deems reasonably necessary or useful in furtherance of the purposes and objectives and intentions underlying this Agreement and not inconsistent with its terms.

9.5

Entire Agreement . This Agreement incorporates the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings of the parties, whether written or oral, with respect to its subject matter.

9.6

Amendments; Waiver . Except as expressly provided herein, neither this Agreement nor any provision hereof may be terminated, modified or amended unless in writing signed by both parties hereto. No waiver by any party, whether express or implied, of any provision of this Agreement, or of any breach or default, shall constitute a waiver of a breach of any similar or dissimilar provision or condition or shall be effective unless in writing signed by the party against whom enforcement is sought.

9.7

Severability; Captions . If any provision of this Agreement or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. The headings in this Agreement are inserted for convenience and identification only.

9.8

Actions Contrary to Law. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

9.9

Governing Law . This Agreement shall be governed by, and construed in accordance with, the internal laws of the Republic of Poland without giving effect to its principles of conflicts of law. Each party shall pay their own attorney’s fees and costs.   No remedy conferred in this Agreement upon the Consultant or the Company is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

9.10

Counterparts . This Agreement may be executed in one or more counterparts, each of which will be deemed an original and together shall constitute a single document.

9.11  Tax Advice.  The Consultant acknowledges that the Consultant has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the terms and conditions of this Agreement.  The Consultant assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with this Agreement.

9.12  Independent Contractor. The parties acknowledge and agree that the nature of Consultant’s relationship with the Company is that of an independent contractor.  Consultant shall not be deemed to be an employee or agent of the Company for any purpose whatsoever.  As an independent contractor, Consultant acknowledges and agrees that it is solely responsible for the payment of any taxes and/or assessments imposed on account of the payment of compensation to, or the performance of services by Consultant pursuant to this Agreement.

[Remainder of Page Intentionally Blank - Signature Page Follows]

IN WITNESSETH WHEREOF, the undersigned have executed this Consulting Agreement as of the date first above written.

Press Ventures, Inc.

By: /s/ Wilson A. Garduque

Name: Wilson A. Garduque

Title: Director

/s/ Edward Denkiewicz

EDWARD DENKIEWICZ

[Signature Page to Consulting Agreement]